Exhibit 99.3
FOR IMMEDIATE RELEASE
GLOBAL BRANDS ACQUISITION CORP. ANNOUNCES
TERMINATION OF FRAMEWORK AGREEMENT AND
CANCELLATION OF SPECIAL MEETING OF STOCKHOLDERS
New York, New York, December 4, 2009 — Global Brands Acquisition Corp. (“Global Brands”) (NYSE AMEX: GQN.U, GQN, GQN.WS) announced today that the previously announced Framework Agreement with Gerrity International, LLC has been terminated by the parties. As a result, Global Brands has cancelled the special meeting of its stockholders to vote on the proposed amendments to its amended and restated certificate of incorporation (“Charter”) and trust agreement to extend the date by which Global Brands must complete a business combination before it is required to liquidate, which had been scheduled for 11:00 a.m. EST on Friday, December 4, 2009. Global Brands is required by the Charter to liquidate if it is unable to consummate a business combination by December 6, 2009. Accordingly, Global Brands will begin the process of liquidating and dissolving itself in accordance with the Charter and applicable Delaware law. Global Brands cannot make any assurance as to when such liquidation will be completed.
Global Brands Acquisition Corp.
Global Brands Acquisition Corp. is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more assets or control of one or more operating businesses. Since its initial public offering, Global Brands’ activities have been limited to identifying and evaluating prospective acquisition targets.
Safe Harbor
This press release may include “forward-looking statements.” Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.
Additional information concerning these and other risk factors is contained in Global Brands’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Global Brands are expressly qualified in their entirety by the cautionary statements above. Global Brands cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Global Brands does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
CONTACT:
Investor Contact:
Jay Desai
Global Brands Acquisition Corp.
212-201-8371
Jay.desai@globalbrandsacq.com
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